United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Raymond P. Argila

The Company has announced that Raymond P. Argila has retired.  In connection with his retirement, Mr. Argila has resigned as the Company’s Senior Vice President, Co-Counsel and Assistant Secretary, effective August 29, 2008.

Severance Agreement with Raymond P. Argila

The Company has entered into a severance agreement with Raymond P. Argila in connection with his resignation as Senior Vice President, Co-Counsel and Assistant Secretary of the Company, effective August 29, 2008.  The agreement provides that upon the occurrence of certain conditions, Mr. Argila will receive a single lump-sum payment in the amount of $130,000 and includes customary release provisions.

Item 9.01               Financial Statements and Exhibits

The following is filed herewith:

Exhibit 99.1     Severance Agreement dated June 5, 2008 between Urstadt BiddleProperties Inc. and Raymond P. Argila

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2008	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ Thomas D. Myers
Thomas D. Myers
Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit No.
99.1	Severance Agreement effective as of August 29, 2008.